                    PROSPECTUS SUPPLEMENT
              TO PROSPECTUS DATED AUGUST 3, 2001
                     400,000,000 SHARES
                         MPTV, INC.
                        COMMON STOCK

	You should read this entire prospectus supplement, our prospectus dated August 3, 2001, and the other documents incorporated by reference into the prospectus and this prospectus supplement before you invest. These documents contain information you should consider carefully before making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different or additional information.

	This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered hereby.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy our common stock in any circumstances in which an offer or solicitation is unlawful.

	Information in this prospectus supplement replaces any inconsistent information in the prospectus. Information in this prospectus supplement and the accompanying prospectus may change after the date on the front of the applicable document. You should not interpret the delivery of this prospectus supplement or the accompanying prospectus or the sale of the common stock as an indication that there has been no change in our affairs since that date.

	INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF
 RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THE
ACCOMPANYING PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURTIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The date of this Prospectus Supplement is November 14, 2001.

SELLING STOCKHOLDERS

	The following table sets forth, at the date of this prospectus supplement, information with respect to the common stock beneficially owned by each selling stockholder listed below, including shares obtainable upon the exercise of certain options and warrants. The selling stockholder provided us the information included in the table below. To our knowledge, the selling stockholder has sole voting and investment power over the shares of common stock listed in the table below. Other than as set forth in the prospectus, no selling stockholder, to our knowledge, has had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

	Additionally, the following table assumes the sale of all shares of common stock offered by this prospectus; however, as the selling stockholder can offer all, some or none of his shares of common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will hold after the offering.

			             BENEFICIAL OWNERSHIP              BENEFICIAL OWNERSHIP
			               OF COMMON STOCK                   OF COMMON STOCK
			             PRIOR TO THE OFFERING  	      AFTER THE OFFERING
                             ----------------------------        --------------------
SELLING                       NUMBER OF      NUMBER OF            NUMBER OF  PERCENT
STOCKHOLDER                    SHARES       SHARES TO BE           SHARES    OF CLASS
                                HELD         SOLD UNDER
                                          THIS PROSPECTUS
Altitude Group LLC            ----------      47,051,841               0          0

Rosebery Investments Ltd.     ----------       6,721,692               0          0

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

	Some of the statements in this prospectus supplement and the documents incorporated herein by reference are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties, including, among others, those listed under "Risk Factors" on page 7 of the accompanying prospectus and in the documents incorporated therein by reference.

	In some cases, you can identify forward-looking statements by words such as "anticipates", "believes", "estimates", "seeks", "expects", "plans", "intends", "future" and similar expressions.

	Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements and therefore such expectations may be incorrect. You are cautioned not to place undue reliance on these forward-looking statements.

	All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included or incorporated herein are made only as of the date of this prospectus supplement or as of the date of the documents incorporated by reference. We do not intend, and undertake no obligation, to update these forward-looking statements.